Exhibit 10.2

ASSIGNMENT OF CONTRACTS AND INTANGIBLES

THIS ASSIGNMENT OF CONTRACTS AND INTANGIBLES ("Assignment") is made and entered into on this 21st day of June, 2008 ("Effective Date"), by ROBINSON CORP., a Hawaii corporation ("Assignor"), and ENIVEL, INC., a Hawaii corporation ("Assignor"), or its permitted assignee.

RECITALS:

A.    Assignor is the owner of interests in those certain contracts and intangibles described in Exhibit 1 attached hereto ("Contract/Intangibles").

B.    Assignor, Assignee, THURSTON JOHN ROBINSON, THERESA PAULETTE WINN, and U.S. DRY CLEANING CORPORATION are parties to that certain unrecorded Purchase and Sale Agreement dated May 31, 2008 ("PSA"), pursuant to which Assignee is acquiring from Assignor's interests in the Contracts/Intangibles.

C.    In accordance with and subject to the terms and conditions of the PSA, Assignor has agreed to assign to Assignee, and does hereby assign to Assignee, all of Assignor's right, title and interest in and to, and obligations under, the Contracts/Intangibles, and Assignee has agreed to accept such assignment and assume such obligations, and hereby accepts such assignment and assumes such obligations, subject to the terms and conditions herein contained.

NOW, THEREFORE, pursuant to and in effectuation of the terms of the PSA and in consideration of the sum of TEN AND NO/100 DOLLARS (USS10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

1.            Assignment. Assignor does hereby sell, assign, transfer and convey to Assignee all of Assignor's right, title and interest in, to and under the Contracts/Intangibles ("Assigned Property").

SUBJECT, HOWEVER, to the terms and conditions thereof and as otherwise disclosed.

Assignee hereby assumes and promises, covenants and agrees that Assignee will observe and perform, in accordance with the terms thereof, all of the remaining duties and obligations owed by Assignor under or pursuant to the Assigned Property.

2.            Indemnification. Assignee hereby agrees to indemnify, hold harmless, and defend Assignor from and against all claims, liabilities, losses, damages, costs, court costs and expenses, including, without limitation, attorneys' fees, which Assignor may suffer or incur and relating in any way to said Contracts/Intangibles assigned and assumed hereunder, whether such claims, liabilities, losses, damages, costs, court costs and expenses, including, without limitation, attorneys' fees arose before or after the Effective Date.

3.             Severability. If any provisions of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected thereby.

4.             Facsimile Signatures-Counterparts. This Assignment and all or any related documents may be executed in two or more counterparts, and by a mechanical device or machine or by the use of facsimile signature, and each counterpart, when executed, shall be deemed an original. All such counterparts, together, shall constitute one agreement or one document binding on all the parties thereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

5.             Applicable Law. This Assignment shall be controlled, construed and enforced in accordance with the laws of the State of Hawaii.

[THIS LEFT INTENTIONALLY BLANK. SIGNATURE PAGE FOLLOWS.]

Dated as of the Effective Date.

 ASSIGNOR:

ROBINSON CORP., a Hawaii corporation

By:  /s/ Thurston John Robinson
Name: THURSTON JOHN ROBINSON
Title: President

ASSIGNEE:

ENIVEL, INC., a Hawaii corporation

By:  /s/ Michael E. Drace
Name:  Michael E. Drace
Title:  President

EXHIBIT "I"
CONTRACTS/INTANGIBLES

Contracts:

Hokua Linen
Hokua Residential Koolau Country Club Laie Washerette

2.            Licenses, Authorization, Consents and Permits:

Vertical Air Tank/John Wood Co. Vertical Air Tank/Buckeye Boiler Co. Horizontal Air Tank/Manchester Tank & Equip
Firetube Hrt Boiler/Lattner .Mfg. Firetube Hrt Boiler/Lattner Mfg. Vert Hot Water Tank/Parker Boiler

3.            Trade Names:

Caesars Cleaners Caesars #3.93 Cleaners

End of Exhibit 1